UNITED STATES
SECURITY AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

TEXAS INSTRUMENTS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	4)	Date Filed:

April 4, 2012

Dear Shareholder:

Re: Annual Meeting of Shareholders to be held April 19, 2012

It has come to our attention some proxy cards and notices we sent in connection with our 2012 Annual Meeting had an incorrect shareholder address and/or control number. Enclosed you will find a new proxy card and our
2011 Annual Report and 2012 Proxy Statement, which are unchanged since the original mailing.

If you have already cast your vote, we ask that you please vote again using the control number on the enclosed proxy card, as your earlier vote has been discarded. If you have not already cast your vote, please vote using the control number on the enclosed proxy card. You may vote by returning the enclosed proxy card or by voting via phone or the Internet.

Your vote is important to us. We apologize for any inconvenience this may have caused.